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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 20 to Registration Statement No. 33-10794 on Form N-1A of our report dated December 15, 2000 appearing in the Annual Report of Merrill Lynch Growth Fund for the year ended October 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 16, 2001